UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2010

Local Insight Regatta Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-152302	20-8046735
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

188 Inverness Drive West, Suite 800 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

303-867-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 14, 2010, The Berry Company LLC (“Berry”), a wholly owned subsidiary of Local Insight Regatta Holdings, Inc. (together with Berry, the “Company”), announced the launch of a new business model designed to help its small business clients generate local leads from multiple sources and platforms. The new business model, which the Company plans to roll out on a market-by-market basis during 2010, involves an integrated product and service portfolio that includes print yellow pages directories, Internet yellow pages, web site development, search engine marketing, search engine optimization and video.

As part of the launch of the new business model, the Company initiated a restructuring plan (the “Restructuring Plan”) that is designed to enhance efficiency by reducing the Company’s cost base and aligning the Company’s operations with the new business model. The Restructuring Plan involves a reduction of the Company’s employee base by a total of approximately 320 employees, primarily in the areas of operations; sales and field marketing; information technology; and marketing. In connection with the Restructuring Plan, the Company will cease operations at its facilities in Hudson, Ohio (effective September 30, 2010), Erie, Pennsylvania (effective December 31, 2010) and Matthews, North Carolina (effective March 31, 2010). The Restructuring Plan is expected to be completed by December 31, 2010.

Under the Restructuring Plan, the Company expects to incur employee severance and related costs of approximately $4.4 million. All such charges will result in future cash expenditures. The Company also estimates that under the Restructuring Plan it will incur asset impairment charges in the range of $750,000 to $1.4 million, none of which will result in future cash expenditures.

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Current Report on Form 8-K, including, without limitation, statements regarding anticipated employee severance and related costs, asset impairment charges, other expenditures and time frames relating to the Restructuring Plan are estimates which, while based on the Company’s current expectations, are subject to change. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ significantly from those expressed in, or implied by, any such statement. Factors that could cause or contribute to such differences include, but are not limited to, economic conditions in the areas where facilities will be closed, the condition of the real estate market in the areas where facilities will be closed, litigation relating to the Restructuring Plan and those risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant, Local Insight Regatta Holdings, Inc., has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 15, 2010

LOCAL INSIGHT REGATTA HOLDINGS, INC.

By:	/S/ JOHN S. FISCHER
Name:	John S. Fischer
Title:	General Counsel and Secretary